UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2009

TETON ADVISORS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-53527	13-4008049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (914) 921-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Entry into a Material Definitive Agreement

    On March 20, 2009, all of the shares of class B common stock of Teton Advisors, Inc. held by GAMCO Investors, Inc. were distributed pro rata to the holders of GAMCO common stock as of March 10, 2009.  Pursuant to the spin-off, each holder of GAMCO common stock received 14.930 shares of class B common stock of the Company for every 1,000 shares of GAMCO class A common stock or class B common stock held as of the close of business on the Record Date.  Further details regarding the spin-off may be found in the Company’s Registration Statement on Form 10, as amended, filed on February 24, 2009, and the Information Statement filed as Exhibit 99.1 thereto.

In connection with the spin-off, the following agreements between the Company and GAMCO became effective:

•	Service Mark and Name License Agreement;

•	Transitional Administrative and Management Services Agreement; and

•	Separation and Distribution Agreement.

The terms of these agreements were disclosed in the Information Statement on page 35 under the caption "Arrangements Between GAMCO and Teton After the Spin-Off" and copies of such agreements were previously filed as exhibits to the Form 10, and are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teton Advisors, Inc.

By:	/s/ Jeffrey M. Farber
Jeffrey M. Farber Chief Financial Officer

Date:	March 26, 2009